Exhibit 99.2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
     World Financial Network National Bank
We have examined management’s assertion, included in the accompanying “Report on Assessment of Compliance with Servicing Criteria” that World Financial Network National Bank (the “Company”) has complied with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB applicable for the World Financial Network Credit Card Master Trust, World Financial Network Credit Card Master Note Trust, World Financial Network Credit Card Master Trust II and World Financial Network Credit Card Master Trust III (the “Trusts”) as of and for the year ended December 31, 2005. Management is responsible for the Company’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.
As discussed in management’s report, the Company determined that servicing criteria 1(iii), 2(i), 2(ii), 2(iii), 2(vi), 2(vii), 3(i), 3(ii), 3(iii), 3(iv), 4(i), 4(iv), 4(v), 4(vi), 4(viii), 4(ix), 4(x), 4(xi), 4(xii), 4(xiii), 4(xiv) and 4(xv) of Item 1122(d) of the Securities and Exchange Commission’s Regulation AB are not applicable to the activities performed by the Company with respect to the asset-backed securities transactions being serviced for the Trusts.
In our opinion, management’s assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2005, is fairly stated, in all material respects.
/s/ Deloitte & Touche LLP
Columbus, Ohio
March 27, 2006

Report on Assessment of Compliance with Servicing Criteria
     (i) World Financial Network National Bank (the “Bank”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB relating to World Financial Network Credit Card Master Trust, World Financial Network Credit Card Master Note Trust, World Financial Network Credit Card Master Trust II and World Financial Network Credit Card Master Trust III (the “Trusts”).
     (ii) The Bank used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria. The servicing criteria described in Items 1122(d)(1)(iii), 1122(d)(2)(i) through 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(2)(vii), 1122(d)(3)(i) through 1122(d)(3)(iv), 1122(d)(4)(i), 1122(d)(4)(iv) through 1122(d)(4)(vi) and 1122(d)(4)(viii) through 1122(d)(4)(xv) of Regulation AB are not applicable to the activities the Bank performs as servicer for the Trusts.
     (iii) The Bank has complied with the applicable servicing criteria as of and for the fiscal year ended December 31, 2005,
     (iv) Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on the Bank’s assessment of compliance with the applicable servicing criteria as of December 31, 2005 and for the fiscal year ended December 31, 2005.

WORLD FINANCIAL NETWORK NATIONAL BANK
By:	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President
Date:	March 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
     World Financial Network National Bank
We have examined management’s assertion, included in the accompanying “Report on Assessment of Compliance with Servicing Criteria” that ADS Alliance Data Systems, Inc. (the “Company”) has complied with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB applicable for the World Financial Network Credit Card Master Trust, World Financial Network Credit Card Master Note Trust, World Financial Network Credit Card Master Trust II and World Financial Network Credit Card Master Trust III (the “trusts”) as of and for the year ended December 31, 2005. Management is responsible for the Company’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.
As discussed in management’s report, the Company determined that servicing criteria 1(i), 1(ii), 1(iii), 2(iii), 2(iv), 2(v), 2(vi), 3(i.D), 3(iii), 4(i), 4(iii), 4(x), 4(xi), 4(xii), and 4(xiii) of Item 1122(d) of the Securities and Exchange Commission’s Regulation AB are not applicable to the activities performed by the Company with respect to the asset-backed securities transactions being serviced for the Trusts.
In our opinion, management’s assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2005, is fairly stated, in all material respects.
/s/ Deloitte & Touche LLP
Columbus, Ohio
March 27, 2006

Report on Assessment of Compliance with Servicing Criteria
     (i) ADS Alliance Data Systems, Inc. (“ADS”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB relating to World Financial Network Credit Card Master Trust, World Financial Network Credit Card Master Note Trust, World Financial Network Credit Card Master Trust II and World Financial Network Credit Card Master Trust III (the “Trusts”).
     (ii) ADS used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria. The servicing criteria described in Items 1122(d)(1)(i) through 1122(d)(1)(iii), 1122(d)(2)(iii) through 1122(d)(2)(vi), 1122(d)(3)(i)(D), 1122(d)(3)(iii), 1122(d)(4)(i), 1122(d)(4)(iii) and 1122(d)(4)(x) through 1122(d)(4)(xiii) of Regulation AB are not applicable to the activities ADS performs as servicer for the Trusts.
     (iii) ADS has complied with the applicable servicing criteria as of and for the fiscal year ended December 31, 2005.
     (iv) Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on ADS’s assessment of compliance with the applicable servicing criteria as of December 31, 2005 and for the fiscal year ended December 31, 2005.

ADS ALLIANCE DATA SYSTEMS, INC.
By:	/s/ Paul D. Fabara
Name:	Paul D. Fabara
Title:	Chief Operating Officer
Date:	March 31, 2006